UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2004

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Acton Street, Maynard, MA	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2004, an amendment was entered into with respect to that certain Amended and Restated Subscription and Shareholders’ Agreement, by and among The ON Demand Group Limited, SeaChange International, Inc. and the other parties thereto. Pursuant to the terms of the amendment, SeaChange’s contingent obligation to provide debt financing to The ON Demand Group Limited pursuant to the terms of the Amended and Restated Subscription and Shareholders’ Agreement was terminated. A copy of the amendment is filed herewith as Exhibit 10.1. As previously disclosed in SeaChange’s public filings, SeaChange is a stockholder of The ON Demand Group Limited.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Variation Agreement, dated as of December 20, 2004, to that certain Subscription and Shareholders’ Agreement, dated as of October 16, 2003, by and among the ON Demand Group Limited, SeaChange International, Inc. and the other parties set forth on the signature pages thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William L. Fiedler
William L. Fiedler Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: December 23, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1	Variation Agreement, dated as of December 20, 2004, to that certain Subscription and Shareholders’ Agreement, dated as of October 16, 2003, by and among the ON Demand Group Limited, SeaChange International, Inc. and the other parties set forth on the signature pages thereto

5